THE ROYCE FUNDS

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                                                   New York, NY 10019
                                                   (212) 355-7311
                                                   (800) 221-4268


                                        April 28, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                    Re:  The Royce Fund
                         File Nos. 2-80348 & 811-3599

Gentlemen:

     I have reviewed Post-Effective Amendment No. 52 to the Registration Statement on Form N-1A of The Royce Fund (the "Trust") under the Securities Act of 1933, as amended (the "Act"), which is to be filed by the Fund with the Commission pursuant to paragraph (b) of Rule 485 under the Act. This is to advise you that it is my judgment that such Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of said Rule.

                                   Very truly yours,

                                   /s/ John E. Denneen


                                   John E. Denneen
                                   Associate General Counsel